UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2014

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34146

Delaware	20-3594554
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 West Riverside Ave., Suite 1100
Spokane, WA 99201
(Address of principal executive offices, including zip code)

509-344-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 24, 2014, William T. Weyerhaeuser, notified Clearwater Paper Corporation (the "Company") of his decision to retire as a director of the Company effective as of the end of his current term which ends on May 5, 2014. Accordingly, he will not stand for re-election at the Company's 2014 Annual Meeting of Stockholders. Mr. Weyerhaeuser's retirement is not a result of any disagreement with the Company on any matters relating to the Company's operations or practices. The Board of Directors has taken action to reduce the size of the Board from eight to seven directors effective as of Mr. Weyerhaeuser's retirement from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWATER PAPER CORPORATION

Date: February 28, 2014	By:	/s/ Michael S. Gadd
Michael S. Gadd
Corporate Secretary